Filed in the Office of	Business Number C2069-1987
Barbara K. Cegavske	Filing Number 20200489781
Secretary of State State Of Nevada	Filed On 2/18/2020 10:33:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: ALR Technologies Inc. Entity or Nevada Business Identification Number (NVID): C2069-1987
2. Document:	Name of document with inaccuracy or defect: Certificate of Change Pursuant to NRS 78,209
3. Filing Date:	Filing date of document which correction is being made: 02/06/2017
4. Description:	Description of inaccuracy or defect: The Certificate of Change was filed in error, and without requisite shareholder or FINRA approval. The change was not given effect.
5. Correction:	Correction of inaccuracy or defect: The Certificate of Change is withdrawn and void.
6. Signature: (Required)	X [signature] Signature — 02/13/2020 Date

This form must be accompanied by appropriate fees.